UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director

On April 27, 2023, Alex Blavatnik resigned from the Board of Directors (the “Board”) of Warner Music Group Corp. (the “Company”) and all committees thereof, effective upon the appointment of his replacement. Alex Blavatnik has served as a director since 2011. Alex Blavatnik’s decision to resign from the Board was not the result of any disagreement with the Company or the Board.

Also on April 27, 2023, Valentin Blavatnik, age 25, was elected to the Board in accordance with the Company’s certificate of incorporation, effective immediately, to fill the vacancy on the Board resulting from Alex Blavatnik’s resignation. He will hold office until the next annual general meeting of stockholders or until removed from office in accordance with the Company’s bylaws. He was appointed by Access Industries, LLC (“Access”) pursuant to the Stockholder Agreement between the Company and Access, dated as of May 29, 2020, under which Access has the right to designate members of the Board, subject to maintaining specified ownership requirements.

Valentin Blavatnik has been an analyst at LionTree LLC (“LionTree”) since 2021 and has been a production executive at Eden Productions since 2020. He was an associate at Access from 2019 to 2020 and worked in music artist management from 2016 to 2019. He has a Bachelor of Arts in Cinematic Arts from the University of Southern California. He is the son of Len Blavatnik.

The Company believes Valentin Blavatnik will bring beneficial experience and attributes to the Board, among which are his experience working with companies, including as an analyst at LionTree and as an associate at Access, and his experience in the music entertainment industry and working directly with artists. The Company also believes he will add generational diversity and fresh perspectives to the Board.

Committee Appointments

Also effective as of April 27, 2023, the Nominating and Corporate Governance Committee recommended certain committee changes, which the Board adopted. Michael Lynton was appointed to serve on the Finance Committee, replacing Alex Blavatnik. The Board determined not to replace Alex Blavatnik on the Compensation Committee, which will result in the Compensation Committee being comprised of a majority of independent directors. Valentin Blavatnik was appointed to serve on the Executive Committee.

Related Party Transactions

See the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 19, 2023 for information regarding the Company’s related party transactions with Access.

On April 27, 2023, the Company issued a press release announcing the election of Mr. Blavatnik to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 27, 2023

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Assistant Secretary

Date: April 27, 2023